                                                           Exhibit 99.1

Superior Industries Chief Financial Officer Resigns

Company Names VP and Corporate Controller Acting CFO

VAN NUYS, CALIFORNIA – October 7, 2009 -- Superior Industries International, Inc. (NYSE:SUP) today announced that Erika Turner resigned as chief financial officer (CFO) effective October 23, 2009.  Ms. Turner has accepted another position on the East Coast.

Emil (Bud) Fanelli, the company’s vice president and corporate controller since 1997, has been named acting CFO.  Superior Industries is conducting a search for a permanent CFO.

“During her tenure, Erika provided financial leadership and was instrumental in developing our strategic plans,” said Steven Borick, Chairman of the Board, CEO and President of Superior Industries.  “She played a key role in our efforts to reduce costs, right size manufacturing capacity and guide investors through the current challenges in the automotive industry.  I would like to thank Erika for her hard work and valuable contributions.”

About Superior Industries
Superior supplies aluminum wheels to Ford, General Motors, Chrysler, Audi, BMW, Jaguar, Land Rover, Mercedes Benz, Mitsubishi, Nissan, Seat, Skoda, Subaru, Suzuki, Toyota, Volkswagen and Volvo. For more information, visit www.supind.com.